As filed with the Securities and Exchange Commission on December 4, 2020

Registration No. 333-250976

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-2665054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA 95110
(408) 944-4000

Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James J. Lerner
President and Chief Executive Officer
224 Airport Parkway, Suite 550
San Jose, CA 95110
(408) 944-4000

Name, address, including zip code, and telephone number, including area code, of agent for service

Copies to:

James J. Masetti	Regan MacPherson
Davina K. Kaile	Chief Legal and Compliance Officer
Pillsbury Winthrop Shaw Pittman LLP	Quantum Corporation
2550 Hanover Street	224 Airport Parkway, Suite 550
Palo Alto, CA 94304	San Jose, CA 95110
(650) 233-4500	(408) 944-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-250976) originally filed by Quantum Corporation on November 25, 2020 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 4.1, the Form of Indenture, on the Exhibit Index hereto. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 4.1 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

The exhibits required to be filed as part of this registration statement are listed below.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit	Filed or Furnished Herewith
1.1*	Form of Underwriting Agreement
1.2	At the Market Issuance Sales Agreement, dated November 25, 2020, by and between Quantum Corporation and B. Riley Securities, Inc.	8-K	11/25/2020	10.1
4.1	Form of Indenture relating to debt securities				X
4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Specimen Preferred Stock Certificate.
4.5*	Form of Rights Agreement and Rights Certificate.
4.6**	Specimen Common Stock Certificate
5.1**	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
5.2**	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1**	Consent of Armanino LLP, independent registered public accounting firm.
23.2**	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2**	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2)
24.1**	Power of Attorney
25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities
* To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
** Previously filed.
+ To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 4, 2020.

Quantum Corporation
(Registrant)

By:    /s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James Lerner	President, Chief Executive Officer	December 4, 2020
James Lerner	and Chairman of the Board
(Principal Executive Officer)

/s/ Michael Dodson	Chief Financial Officer	December 4, 2020
Michael Dodson	(Principal Finance Officer)

*	Chief Accounting Officer	December 4, 2020
Lewis Moorehead	(Principal Accounting Officer)

*	Director	December 4, 2020
Raghavendra Rau

*	Director	December 4, 2020
Marc E. Rothman

*	Director	December 4, 2020
John A. Fichthorn

*	Director	December 4, 2020
Rebecca J. Jacoby

*By	/s/ Michael Dodson
Michael Dodson, Attorney-In-Fact